UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 3, 2014

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

(Address of Principal Executive Offices)      (Zip Code)

(702) 263-1808

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 8.01  Other Events

Effective December 1, 2014, Blue Earth, Inc. (the “Company”), through its subsidiary, Sumter Heat & Power, LLC, a Nevada limited liability company, entered into an energy purchase agreement and land lease to engineer, design, build, finance, construct, own and operate a co-generation power plant to be located at Pilgrim’s Pride Corporation’s (“Pilgrim’s Pride”) facility in Sumter, South Carolina.  Pilgrim’s Pride agreed to purchase thermal and electrical energy from this Combined Heat & Power (CHP) facility.  Pilgrim’s Pride is a subsidiary of JBS Holdings Inc., and is one of the largest chicken producing companies in the world.

A copy of the related press release titled “Blue Earth Announces Initial CHP Energy Plant in Sumter, South Carolina with Expected Completion In First Quarter 2015” is attached as Exhibit 99.1 (the “Press Release”). The information contained in the Press Release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release issued on December 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2014	BLUE EARTH, INC.

By: /s/ Johnny Thomas
Name: Dr. Johnny R. Thomas
Title: Chief Executive Officer

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